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                                                                      Exhibit 23

                    Report of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statement File No. 333-6112 and 333-74089.


                                        Grant Thornton LLP


San Francisco, California
March 24, 2003